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                                  EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


     We consent to the use of our report dated February 12, 1999 with respect to the financial statements of SunPharm Corporation included in the Form 8-K of GelTex Pharmaceuticals, Inc. dated December 1, 1999.



Deloitte & Touche LLP
Certified Public Accountants


Jacksonville, Florida
December 1, 1999


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